POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby
constitutes and appoints each of Jim Kaput, Derek Spychalski,
Cristen Kogl and Marsha Katsafouros, signing singly, the
undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute for and on behalf of the undersigned,
and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto,
and any other documents necessary or appropriate to obtain
codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(b) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for an on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Zebra
Technologies Corporation (the "Company"), Forms 3, 4 and 5
in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership acquisition, or disposition of securities of the Company;

(3) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 or other form
or report, and timely file such form or report with the SEC,
NASDAQ or similar authority; and

(3) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such
terms and conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of
the Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings
of and transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 3rd day of June 2015.

/s/ Bill BurnsBill Burns

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POA - Burns(06-03-2015).DOC